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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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           EXHIBIT 11: STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                THIRTEEN WEEKS ENDED       THIRTY-NINE WEEKS ENDED
                                              -------------------------   -------------------------
                                              OCTOBER 29,   OCTOBER 30,   OCTOBER 29,   OCTOBER 30,
                                                 1995          1994          1995          1994
                                              -----------   -----------   -----------   -----------
Net earnings (loss)                           $(3,669,200)  $ 2,282,000   $(4,809,000)  $ 6,194,000
Average shares of common stock
outstanding during the period                  25,377,608    25,091,000    25,353,623    25,139,000
Incremental shares from assumed
exercise of stock options (primary)                *          1,065,000        *            975,000
                                              -----------   -----------   -----------   -----------
                                               25,377,608    26,156,000    25,353,623    26,114,000
                                              -----------   -----------   -----------   -----------
Primary earnings (loss) per share                  $(0.14)        $0.09        $(0.19)        $0.24
                                               ==========    ==========    ==========    ==========
Average shares of common stock
outstanding during the period                  25,377,608    25,074,000    25,353,623    25,139,000
Incremental shares from assumed
exercise of stock options (fully diluted)          *          1,115,000        *          1,008,000
                                              -----------   -----------   -----------   -----------
                                               25,377,608    26,189,000    25,353,623    26,147,000
                                              -----------   -----------   -----------   -----------
Fully diluted earnings (loss) per share            $(0.14)        $0.09        $(0.19)        $0.24
                                               ==========    ==========    ==========    ==========

Note: 1994 amounts are adjusted to reflect the 3-for-2 stock split in September 1994.

* Incremental shares from assumed exercise of stock options are antidilutive for primary and fully diluted loss per share, and therefore not presented.